Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2024 Results

LAS VEGAS, November 4, 2024 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the third quarter ended September 30, 2024.

Operating revenues were $1.69 billion for the third quarter of 2024, an increase of $21.4 million from $1.67 billion for the third quarter of 2023. Net loss attributable to Wynn Resorts, Limited was $32.1 million for the third quarter of 2024, compared to net loss attributable to Wynn Resorts, Limited of $116.7 million for the third quarter of 2023. Diluted net loss per share was $0.29 for the third quarter of 2024, compared to diluted net loss per share of $1.03 for the third quarter of 2023. Adjusted Property EBITDAR(1) was $527.7 million for the third quarter of 2024, compared to Adjusted Property EBITDAR of $530.4 million for the third quarter of 2023.

"Our third quarter results reflect healthy demand across our resorts highlighted by strong mass gaming win in Macau and solid non-gaming performance in Las Vegas. The investments we have made in our properties, our team and our unique programming continue to extend our leadership position in each of our markets," said Craig Billings, CEO of Wynn Resorts, Limited. "Importantly, we are also continuing to invest in growing the business with construction on Wynn Al Marjan Island rapidly advancing. We are confident the resort will be a 'must see' tourism destination in the UAE and expect that it will support strong long-term free cash flow growth. At the same time, we continue to increase the return of capital to shareholders through our recurring dividend and opportunistic share repurchases. To that end, we are pleased to announce that the Board has increased our share repurchase authorization to $1 billion. We are excited about the outlook for the Company, and we will continue to focus on driving long-term returns for shareholders."

Consolidated Results
Operating revenues were $1.69 billion for the third quarter of 2024, an increase of $21.4 million from $1.67 billion for the third quarter of 2023. For the third quarter of 2024, operating revenues increased $56.9 million and $3.7 million at Wynn Macau and Encore Boston Harbor, respectively, and decreased $11.8 million and $5.0 million at our Las Vegas Operations and Wynn Palace, respectively, from the third quarter of 2023.

Net loss attributable to Wynn Resorts, Limited was $32.1 million for the third quarter of 2024, compared to net loss attributable to Wynn Resorts, Limited of $116.7 million for the third quarter of 2023. Diluted net loss per share was $0.29 for the third quarter of 2024, compared to diluted net loss per share of $1.03 for the third quarter of 2023. Adjusted net income attributable to Wynn Resorts, Limited(2) was $98.9 million, or $0.90 per diluted share, for the third quarter of 2024, compared to adjusted net income attributable to Wynn Resorts, Limited of $112.0 million, or $0.99 per diluted share, for the third quarter of 2023.

Adjusted Property EBITDAR was $527.7 million for the third quarter of 2024, a decrease of $2.7 million compared to Adjusted Property EBITDAR of $530.4 million for the third quarter of 2023. For the third quarter of 2024, Adjusted Property EBITDAR increased $22.7 million and $2.5 million at Wynn Macau and Encore Boston Harbor, respectively, and decreased $17.0 million and $14.8 million at our Las Vegas Operations and Wynn Palace, respectively, from the third quarter of 2023.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on November 27, 2024 to stockholders of record as of November 15, 2024.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $519.8 million for the third quarter of 2024, a decrease of $5.0 million from $524.8 million for the third quarter of 2023. Adjusted Property EBITDAR from Wynn Palace was $162.3 million for the third quarter of 2024, compared to $177.0 million for the third quarter of 2023. Table games win percentage in mass market operations was 23.9%, above the 23.3% experienced in the third quarter of 2023. VIP table games win as a percentage of turnover was 3.04%, below the property's expected range of 3.1% to 3.4% and below the 3.42% experienced in the third quarter of 2023.

Wynn Macau
Operating revenues from Wynn Macau were $352.0 million for the third quarter of 2024, an increase of $56.9 million from $295.0 million for the third quarter of 2023. Adjusted Property EBITDAR from Wynn Macau was $100.6 million for the third quarter of 2024, compared to $77.9 million for the third quarter of 2023. Table games win percentage in mass market operations was 18.5%, above the 16.5% experienced in the third quarter of 2023. VIP table games win as a percentage of turnover was 3.61%, above the property's expected range of 3.1% to 3.4% and above the 3.52% experienced in the third quarter of 2023.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $607.2 million for the third quarter of 2024, a decrease of $11.8 million from $619.0 million for the third quarter of 2023. Adjusted Property EBITDAR from our Las Vegas Operations for the third quarter of 2024 was $202.7 million, compared to $219.7 million for the third quarter of 2023. Table games win percentage for the third quarter of 2024 was 23.3%, within the property's expected range of 22% to 26% and below the 26.0% experienced in the third quarter of 2023.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $214.1 million for the third quarter of 2024, an increase of $3.7 million from $210.4 million for the third quarter of 2023. Adjusted Property EBITDAR from Encore Boston Harbor for the third quarter of 2024 was $63.0 million, compared to $60.5 million for the third quarter of 2023. Table games win percentage for the third quarter of 2024 was 21.3%, within the property's expected range of 18% to 22% and above the 20.8% experienced in the third quarter of 2023.

Wynn Al Marjan Island Development
During the third quarter of 2024, the Company contributed $18.2 million of cash into a 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $532.6 million. Wynn Al Marjan Island is currently expected to open in 2027.

Balance Sheet
Our cash and cash equivalents as of September 30, 2024 totaled $2.41 billion, comprised of $1.34 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $464.1 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $603.7 million held at Corporate and other. In addition, as of September 30, 2024, WML and WRF held $600.0 million and $605.9 million in short-term restricted cash, respectively, which was used to repay or repurchase certain senior notes in October 2024, as described below. As of September 30, 2024, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $735.3 million and $353.6 million, respectively.

Total current and long-term debt outstanding at September 30, 2024 was $11.79 billion, comprised of $6.41 billion of Macau related debt, $1.46 billion of Wynn Las Vegas debt, $3.30 billion of WRF debt, and $614.5 million of debt held by the retail joint venture which we consolidate.

Recent Debt Financing Activities

In September 2024, we amended the WML facility agreement to extend the maturity date of the outstanding loans under the WM Cayman II Revolver to September 2028. On October 1, 2024, we repaid the $600.0 million aggregate principal amount of WML's 4.875% Senior Notes due 2024 on their stated maturity date.

In September 2024, we amended the WRF credit agreement to extend the maturity dates of a portion of the term loans and revolving commitments under the credit facility to September 2027. In September 2024, WRF and its subsidiary Wynn Resorts Capital Corp. issued $800.0 million aggregate principal amount of 6.250% Senior Notes due 2033 (the "2033 WRF Senior Notes"), using a portion of the proceeds in October 2024 to repurchase the remaining $600.0 million aggregate principal amount of WLV 5.500% Senior Notes due 2025.

In addition, as previously disclosed, in October 2024, we amended the retail term loan agreement to extend the maturity date to July 2027.

Equity Repurchase Program

During the third quarter of 2024, the Company repurchased 1,464,773 shares of its common stock under its publicly announced equity repurchase program at an average price of $80.37 per share, for an aggregate cost of $117.7 million, bringing the total repurchases by the Company for the nine months ended September 30, 2024 to 2,206,113 shares of its common stock for an aggregate cost of $185.7 million. As of September 30, 2024, the Company had $247.7 million in repurchase authority remaining under the equity repurchase program.

On November 1, 2024, the Company’s Board of Directors authorized the Company to repurchase a total of up to $1.00 billion of the Company’s outstanding shares of common stock, increasing the previously available repurchase authorization by approximately $766 million. The equity repurchase program authorizes discretionary repurchases by the Company from time to time through open market purchases, including pursuant to plans designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, privately negotiated transactions, accelerated share repurchases, or block trades, subject to market conditions, applicable legal requirements and other factors. The repurchase authorization has no expiration date, and the equity repurchase program may be suspended, discontinued or accelerated at any time.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on November 4, 2024 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before November 14, 2024, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended September 30, 2024 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss (gain) on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other expenses, change in derivatives fair value, loss (gain) on debt financing transactions, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating revenues:
Casino	$1,018,754	$972,453	$3,149,166	$2,652,444
Rooms	284,765	289,338	916,700	838,372
Food and beverage	262,597	267,432	810,939	757,079
Entertainment, retail and other	127,207	142,713	412,359	443,542
Total operating revenues	1,693,323	1,671,936	5,289,164	4,691,437
Operating expenses:
Casino	617,469	577,733	1,907,426	1,594,761
Rooms	83,376	77,790	245,991	224,275
Food and beverage	220,187	220,835	647,351	605,376
Entertainment, retail and other	56,184	82,554	190,137	261,035
General and administrative	271,829	268,445	808,172	785,538
Provision for credit losses	1,836	870	4,352	(6,314)
Pre-opening	2,457	867	6,050	6,822
Depreciation and amortization	156,273	171,969	507,611	510,743
Impairment of goodwill and intangible assets	—	93,990	—	94,490
Property charges and other	150,475	114,288	206,238	132,265
Total operating expenses	1,560,086	1,609,341	4,523,328	4,208,991
Operating income	133,237	62,595	765,836	482,446
Other income (expense):
Interest income	30,729	46,534	105,785	130,854
Interest expense, net of amounts capitalized	(167,922)	(188,571)	(524,922)	(566,554)
Change in derivatives fair value	(5,523)	(50,637)	(7,920)	(3,255)
(Loss) gain on debt financing transactions	(109)	2,928	(1,670)	(12,683)
Other	21,300	3,861	25,323	(19,794)
Other income (expense), net	(121,525)	(185,885)	(403,404)	(471,432)
Income (loss) before income taxes	11,712	(123,290)	362,432	11,014
(Provision) benefit for income taxes	(17,127)	2,749	(45,076)	(2,574)
Net income (loss)	(5,415)	(120,541)	317,356	8,440
Less: net (income) loss attributable to noncontrolling interests	(26,638)	3,863	(93,250)	(7,602)
Net income (loss) attributable to Wynn Resorts, Limited	$(32,053)	$(116,678)	$224,106	$838
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$(0.29)	$(1.03)	$2.03	$0.01
Diluted	$(0.29)	$(1.03)	$2.02	$0.01
Weighted average common shares outstanding:
Basic	109,727	112,797	110,559	112,813
Diluted	109,727	112,797	110,810	113,132

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to Wynn Resorts, Limited	$(32,053)	$(116,678)	$224,106	$838
Pre-opening expenses	2,457	867	6,050	6,822
Impairment of goodwill and intangible assets	—	93,990	—	94,490
Property charges and other	150,475	114,288	206,238	132,265
Change in derivatives fair value	5,523	50,637	7,920	3,255
Loss (gain) on debt financing transactions	109	(2,928)	1,670	12,683
Foreign currency remeasurement and other	(21,300)	(3,861)	(25,323)	19,794
Income tax impact on adjustments	(10,096)	(1,065)	(20,348)	(1,055)
Noncontrolling interests impact on adjustments	3,787	(23,233)	(105)	(20,403)
Adjusted net income attributable to Wynn Resorts, Limited	$98,902	$112,017	$400,208	$248,689
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$0.90	$0.99	$3.61	$2.20

Weighted average common shares outstanding - diluted	109,930	113,106	110,810	113,132

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended September 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$85,417	$66,342	$(8,212)	$143,547	$(28,040)	$4,072	$13,658	$133,237
Pre-opening expenses	—	—	—	—	884	2	1,571	2,457
Depreciation and amortization	55,978	19,658	395	76,031	61,071	12,766	6,405	156,273
Property charges and other	879	265	12	1,156	130,367	(1,785)	20,737	150,475
Management and license fees	16,694	10,943	—	27,637	28,616	10,460	(66,713)	—
Corporate expenses and other	2,069	2,087	6,687	10,843	7,979	1,768	15,594	36,184
Stock-based compensation	1,246	1,299	1,118	3,663	1,843	354	7,810	13,670
Triple-net operating lease rent expense	—	—	—	—	—	35,381	—	35,381
Adjusted Property EBITDAR	$162,283	$100,594	$—	$262,877	$202,720	$63,018	$(938)	$527,677

	Three Months Ended September 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$92,484	$40,065	$(5,459)	$127,090	$122,276	$(19,070)	$(167,701)	$62,595
Pre-opening expenses	—	—	—	—	—	6	861	867
Depreciation and amortization	53,985	20,331	381	74,697	57,753	31,100	8,419	171,969
Impairment of goodwill and intangible assets	—	—	—	—	—	—	93,990	93,990
Property charges and other	9,085	3,405	2	12,492	1,323	487	99,986	114,288
Management and license fees	16,691	9,228	—	25,919	29,379	10,265	(65,563)	—
Corporate expenses and other	2,364	2,372	3,982	8,718	7,264	1,880	17,242	35,104
Stock-based compensation	2,439	2,538	1,094	6,071	1,745	426	7,902	16,144
Triple-net operating lease rent expense	—	—	—	—	—	35,404	—	35,404
Adjusted Property EBITDAR	$177,048	$77,939	$—	$254,987	$219,740	$60,498	$(4,864)	$530,361

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$307,258	$228,518	$(24,311)	$511,465	$243,147	$(30,847)	$42,071	$765,836
Pre-opening expenses	—	—	—	—	1,620	649	3,781	6,050
Depreciation and amortization	166,421	59,737	1,165	227,323	181,700	75,842	22,746	507,611
Property charges and other	12,571	711	124	13,406	132,542	(1,615)	61,905	206,238
Management and license fees	52,982	34,288	—	87,270	88,533	31,483	(207,286)	—
Corporate expenses and other	6,457	6,588	19,807	32,852	23,930	5,486	47,531	109,799
Stock-based compensation	3,423	3,849	3,215	10,487	7,843	1,159	24,717	44,206
Triple-net operating lease rent expense	—	—	—	—	—	106,127	—	106,127
Adjusted Property EBITDAR	$549,112	$333,691	$—	$882,803	$679,315	$188,284	$(4,535)	$1,745,867

	Nine Months Ended September 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$212,627	$99,581	$(16,297)	$295,911	$384,048	$(45,022)	$(152,491)	$482,446
Pre-opening expenses	—	—	—	—	81	1,253	5,488	6,822
Depreciation and amortization	162,060	61,508	1,141	224,709	171,955	91,232	22,847	510,743
Impairment of goodwill and intangible assets	—	—	—	—	—	—	94,490	94,490
Property charges and other	12,914	10,483	15	23,412	8,474	709	99,670	132,265
Management and license fees	43,595	25,990	—	69,585	84,632	31,514	(185,731)	—
Corporate expenses and other	7,475	7,591	12,034	27,100	21,150	5,693	48,399	102,342
Stock-based compensation	6,042	7,121	3,107	16,270	5,118	1,319	26,432	49,139
Triple-net operating lease rent expense	—	—	—	—	—	106,318	—	106,318
Adjusted Property EBITDAR	$444,713	$212,274	$—	$656,987	$675,458	$193,016	$(40,896)	$1,484,565

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to Wynn Resorts, Limited	$(32,053)	$(116,678)	$224,106	$838
Net income (loss) attributable to noncontrolling interests	26,638	(3,863)	93,250	7,602
Pre-opening expenses	2,457	867	6,050	6,822
Depreciation and amortization	156,273	171,969	507,611	510,743
Impairment of goodwill and intangible assets	—	93,990	—	94,490
Property charges and other	150,475	114,288	206,238	132,265
Triple-net operating lease rent expense	35,381	35,404	106,127	106,318
Corporate expenses and other	36,184	35,104	109,799	102,342
Stock-based compensation	13,670	16,144	44,206	49,139
Interest income	(30,729)	(46,534)	(105,785)	(130,854)
Interest expense, net of amounts capitalized	167,922	188,571	524,922	566,554
Change in derivatives fair value	5,523	50,637	7,920	3,255
Loss (gain) on debt financing transactions	109	(2,928)	1,670	12,683
Other	(21,300)	(3,861)	(25,323)	19,794
Provision (benefit) for income taxes	17,127	(2,749)	45,076	2,574
Adjusted Property EBITDAR	$527,677	$530,361	$1,745,867	$1,484,565

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$418,043	$418,043	—	$1,336,788	$1,054,007	26.8
Rooms	49,145	54,309	(9.5)	153,287	151,311	1.3
Food and beverage	31,506	26,215	20.2	93,405	75,028	24.5
Entertainment, retail and other	21,096	26,206	(19.5)	71,260	82,140	(13.2)
Total	$519,790	$524,773	(0.9)	$1,654,740	$1,362,486	21.5

Adjusted Property EBITDAR (6)	$162,283	$177,048	(8.3)	$549,112	$444,713	23.5

Casino statistics:
VIP:
Average number of table games	57	58	(1.7)	58	55	5.5
VIP turnover	$3,199,140	$2,866,469	11.6	$9,930,241	$8,202,165	21.1
VIP table games win (1)	$97,312	$98,014	(0.7)	$342,024	$289,492	18.1
VIP table games win as a % of turnover	3.04%	3.42%		3.44%	3.53%
Table games win per unit per day	$18,614	$18,386	1.2	$21,677	$19,233	12.7
Mass market:
Average number of table games	247	244	1.2	245	240	2.1
Table drop (2)	$1,694,575	$1,725,845	(1.8)	$5,215,019	$4,414,990	18.1
Table games win (1)	$404,307	$402,285	0.5	$1,251,039	$968,967	29.1
Table games win %	23.9%	23.3%		24.0%	21.9%
Table games win per unit per day	$17,801	$17,913	(0.6)	$18,620	$14,763	26.1
Average number of slot machines	596	563	5.9	592	579	2.2
Slot machine handle	$577,289	$634,121	(9.0)	$1,815,623	$1,760,345	3.1
Slot machine win (3)	$27,230	$22,228	22.5	$83,790	$75,236	11.4
Slot machine win per unit per day	$497	$429	15.9	$517	$476	8.6
Poker rake	$—	$—	NM	$736	$—	NM
Room statistics:
Occupancy	98.3%	96.9%		98.7%	93.8%
ADR (4)	$295	$342	(13.7)	$315	$327	(3.7)
REVPAR (5)	$289	$331	(12.7)	$311	$307	1.3
NM - Not meaningful.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$296,781	$230,294	28.9	$923,851	$649,627	42.2
Rooms	23,755	31,673	(25.0)	76,116	79,774	(4.6)
Food and beverage	19,524	18,287	6.8	60,546	47,255	28.1
Entertainment, retail and other	11,897	14,762	(19.4)	40,457	50,679	(20.2)
Total	$351,957	$295,016	19.3	$1,100,970	$827,335	33.1

Adjusted Property EBITDAR (6)	$100,594	$77,939	29.1	$333,691	$212,274	57.2

Casino statistics:
VIP:
Average number of table games	30	36	(16.7)	30	45	(33.3)
VIP turnover	$1,201,516	$1,192,610	0.7	$3,955,277	$3,727,106	6.1
VIP table games win (1)	$43,326	$41,995	3.2	$122,705	$130,574	(6.0)
VIP table games win as a % of turnover	3.61%	3.52%		3.10%	3.50%
Table games win per unit per day	$15,692	$12,638	24.2	$14,988	$10,569	41.8
Mass market:
Average number of table games	222	217	2.3	222	214	3.7
Table drop (2)	$1,515,462	$1,384,258	9.5	$4,801,533	$3,597,557	33.5
Table games win (1)	$280,044	$228,323	22.7	$887,194	$613,154	44.7
Table games win %	18.5%	16.5%		18.5%	17.0%
Table games win per unit per day	$13,713	$11,423	20.0	$14,599	$10,485	39.2
Average number of slot machines	621	500	24.2	607	521	16.5
Slot machine handle	$815,319	$570,122	43.0	$2,347,521	$1,559,698	50.5
Slot machine win (3)	$24,434	$16,143	51.4	$76,604	$47,892	60.0
Slot machine win per unit per day	$428	$351	21.9	$461	$337	36.8
Poker rake	$3,205	$4,494	(28.7)	$11,831	$13,807	(14.3)
Room statistics:
Occupancy	98.9%	98.7%		99.2%	95.5%
ADR (4)	$233	$327	(28.7)	$251	$281	(10.7)
REVPAR (5)	$230	$323	(28.8)	$249	$268	(7.1)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$145,186	$168,130	(13.6)	$410,023	$460,606	(11.0)
Rooms	187,123	178,518	4.8	617,071	541,392	14.0
Food and beverage	191,776	203,066	(5.6)	593,804	570,695	4.0
Entertainment, retail and other	83,087	69,252	20.0	251,476	211,109	19.1
Total	$607,172	$618,966	(1.9)	$1,872,374	$1,783,802	5.0

Adjusted Property EBITDAR (6)	$202,720	$219,740	(7.7)	$679,315	$675,458	0.6

Casino statistics:
Average number of table games	235	234	0.4	234	233	0.4
Table drop (2)	$580,800	$607,610	(4.4)	$1,721,435	$1,768,057	(2.6)
Table games win (1)	$135,230	$157,873	(14.3)	$409,336	$431,896	(5.2)
Table games win %	23.3%	26.0%		23.8%	24.4%
Table games win per unit per day	$6,256	$7,340	(14.8)	$6,380	$6,777	(5.9)
Average number of slot machines	1,620	1,631	(0.7)	1,612	1,650	(2.3)
Slot machine handle	$1,695,799	$1,638,274	3.5	$4,840,241	$4,733,534	2.3
Slot machine win (3)	$112,771	$115,738	(2.6)	$322,544	$325,883	(1.0)
Slot machine win per unit per day	$757	$771	(1.8)	$730	$723	1.0
Poker rake	$4,629	$5,669	(18.3)	$16,652	$16,243	2.5
Room statistics:
Occupancy	89.0%	90.0%		89.3%	89.8%
ADR (4)	$495	$463	6.9	$541	$473	14.4
REVPAR (5)	$441	$417	5.8	$483	$424	13.9

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$158,744	$155,986	1.8	$478,504	$488,204	(2.0)
Rooms	24,742	24,838	(0.4)	70,226	65,895	6.6
Food and beverage	19,791	19,864	(0.4)	63,184	64,101	(1.4)
Entertainment, retail and other	10,844	9,715	11.6	32,599	30,441	7.1
Total	$214,121	$210,403	1.8	$644,513	$648,641	(0.6)

Adjusted Property EBITDAR (6)	$63,018	$60,498	4.2	$188,284	$193,016	(2.5)

Casino statistics:
Average number of table games	179	191	(6.3)	182	193	(5.7)
Table drop (2)	$347,082	$343,686	1.0	$1,072,750	$1,064,092	0.8
Table games win (1)	$74,048	$71,555	3.5	$227,496	$230,170	(1.2)
Table games win %	21.3%	20.8%		21.2%	21.6%
Table games win per unit per day	$4,507	$4,079	10.5	$4,553	$4,368	4.2
Average number of slot machines	2,611	2,561	2.0	2,612	2,547	2.6
Slot machine handle	$1,378,066	$1,336,724	3.1	$4,201,520	$3,933,388	6.8
Slot machine win (3)	$105,550	$105,330	0.2	$315,773	$316,129	(0.1)
Slot machine win per unit per day	$439	$447	(1.8)	$441	$455	(3.1)
Poker rake	$5,334	$5,224	2.1	$16,422	$16,116	1.9
Room statistics:
Occupancy	96.9%	96.0%		94.4%	92.9%
ADR (4)	$426	$421	1.2	$410	$389	5.4
REVPAR (5)	$412	$405	1.7	$387	$362	6.9
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com